                                                                    EXHIBIT 12.1

                                MISSION RESOURCES

           STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                                     YTD
                                                -------------------------------------------------------------------------------
                                                     1999            2000            2001            2002             2003
                                                -------------   -------------   -------------    -------------    -------------
Fixed charges:
      Interest expense, gross                          11,845          15,375          23,664           26,853           25,565
      Portion of rentals representative
        of interest                                         5             153             165              206              210
                                                -------------   -------------   -------------    -------------    -------------
Total fixed charges                                    11,850          15,528          23,829           27,059           25,775

Earnings before fixed charges:
      Pretax income (loss)                              5,659          19,986         (40,000)         (50,064)           4,725
      Fixed charges                                    11,850          15,528          23,829           27,059           25,775
      Impairment expenses                                  --              --          27,971           16,679               --
      Earnings - White Shoal Pipeline                      --              --              --               --             (361)
                                                -------------   -------------   -------------    -------------    -------------
Total earnings before fixed charges                    17,509          35,514          11,800           (6,326)          30,139

Ratio of earnings to fixed charges:
      Earnings before fixed charges:                   17,509          35,514          11,800           (6,326)          30,139
      Fixed charges                                    11,850          15,528          23,829           27,059           25,775
                                                -------------   -------------   -------------    -------------    -------------
Ratio of earnings to fixed charges                        1.5             2.3              --               --              1.2


                                                 1ST QUARTER      1ST QUARTER
                                                -------------    -------------
                                                    2003              2004
                                                -------------    -------------
Fixed charges:
      Interest expense, gross                           6,027            6,262
      Portion of rentals representative
        of interest                                        53               65
                                                -------------    -------------
Total fixed charges                                     6,080            6,327

Earnings before fixed charges:
      Pretax income (loss)                             17,272              566
      Fixed charges                                     6,080            6,327
      Impairment expenses                                  --               --
      Earnings - White Shoal Pipeline                    (290)             (16)
                                                -------------    -------------
Total earnings before fixed charges                    23,062            6,877

Ratio of earnings to fixed charges:
      Earnings before fixed charges:                   23,062            6,877
      Fixed charges                                     6,080            6,327
                                                -------------    -------------
Ratio of earnings to fixed charges                        3.8              1.1
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